As filed with the Securities and Exchange Commission on March 31, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

TEJON RANCH CO.

(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0196136
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

P.O. Box 1000, Lebec, California	93243
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 1998 Stock Incentive Plan

Amended and Restated Non-Employee Director Stock Incentive Plan

(Full Title of the Plan)

Allen Lyda

Tejon Ranch Co.

P.O. Box 1000, Lebec, California, 93243

(Name and Address of Agent For Service)

(661) 248-3000

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Sean Feller

Gibson, Dunn & Crutcher LLP

2029 Century Park East

Los Angeles, California 90067

(310) 552-8746

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “accelerated filer,” “large accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Tejon Ranch Co. Common Stock, par value $0.50 per share (“Common Stock”), to be issued under the Tejon Ranch Co. Amended and Restated 1998 Stock Incentive Plan	800,000	$19.62	$15,696,000	$1,580.59
Common Stock to be issued under the Tejon Ranch Co. Amended and Restated Non-Employee Director Stock Incentive Plan	200,000	$19.62	$ 3,924,000	$ 395.15
Total	1,000,000	$19.62	$19,620,000	$1,975.74

(1)	Pursuant to Rule 416(c), there is also being registered such number of additional shares which may become available for purchase pursuant to the Tejon Ranch Co. Amended and Restated 1998 Incentive Plan (the “1998 Plan”) or the Tejon Ranch Co. Amended and Restated Non-Employee Director Stock Incentive Plan (the “Director Plan”) in the event of certain changes in the outstanding shares, including reorganizations, recapitalizations, stock splits, stock dividends, and reverse stock splits.
(2)	Estimated in accordance with Rule 457(h)(1) and Rule 457(c) solely for purposes of calculating the registration fee and based on the average high and low prices of the Common Stock reported on the New York Stock Exchange on March 24, 2016, which was $19.62 per share.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Tejon Ranch Co., a Delaware corporation (the “Company” or “Registrant”), relating to (i) 800,000 shares of Common Stock, issuable to eligible employees and consultants of the Company under the Company’s Amended and Restated 1998 Stock Incentive Plan (the “1998 Plan”), and (ii) 200,000 shares of Common Stock, issuable to eligible non-employee directors of the Company under the Company’s Amended and Restated Non-Employee Director Stock Incentive Plan (the “Director Plan” and together with the “1998 Plan”, the “Plans”).

On December 14, 1998, relating to shares of Common Stock issuable under the Plans, and on September 25, 2001, and August 6, 2008, relating to shares of Common Stock issuable under the 1998 Plan only, the Company filed with the Securities and Exchange Commission (the “Commission”) Registration Statements on Form S-8 (Registration No. 333-68869, Registration No. 333-70128, and Registration No. 333-152804, respectively) (collectively, the “Prior Registration Statements”). The Prior Registration Statements are currently effective, but the Plans have been amended and restated since the filing of the Prior Registration Statements. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with Section E of the General Instructions to Form S-8 regarding Registration of Additional Securities.

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Commission by the Company are incorporated by reference in this Registration Statement:

(i)      The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as filed with the Commission on March 8, 2016;

(ii)     The Company’s Current Reports on Form 8-K filed with the Commission on February 26, 2016, March 3, 2016, March 16, 2016, and March 30, 2016; and

(iii)    The description of the Company’s Common Stock contained in the Company’s Registration Statement filed under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.

Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference herein.

ITEM 8.	EXHIBITS

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP (Independent Public Accountants).

24	Power of Attorney (contained on signature page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lebec, State of California, on this 31st day of March, 2016.

TEJON RANCH CO.

By:	/s/ Gregory S. Bielli
Gregory S. Bielli
President and Chief Executive Officer

Each of the undersigned, being a director or officer of Tejon Ranch Co., a Delaware corporation (the “Company”), hereby constitutes and appoints Allen E. Lyda his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement related to the offering contemplated by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of her substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregory S. Bielli Gregory S. Bielli	President, Chief Executive Officer and Director (Principal Executive Officer)	March 31, 2016

/s/ Allen E. Lyda Allen E. Lyda	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 31, 2016

/s/ Robert A. Alter Robert A. Alter	Director	March 31, 2016

/s/ Steven A. Betts Steven A. Betts	Director	March 31, 2016

/s/ John L. Goolsby John L. Goolsby	Director	March 31, 2016

/s/ Norman Metcalfe Norman Metcalfe	Director	March 31, 2016

/s/ Anthony L. Leggio Anthony L. Leggio	Director	March 31, 2016

/s/ Geoffrey L. Stack Geoffrey L. Stack	Director	March 31, 2016

/s/ Frederick C. Tuomi Frederick C. Tuomi	Director	March 31, 2016

/s/ Daniel R. Tisch Daniel R. Tisch	Director	March 31, 2016

/s/ Michael H. Winer Michael H. Winer	Director	March 31, 2016

EXHIBIT INDEX

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

24	Power of Attorney (contained on signature page hereto).